Exhibit (d)(7)

FORM OF NOMINEE HOLDER ELECTION FORM

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Great Elm Capital Corp., a Maryland corporation (the “Company”), pursuant to the rights offering (the “offering”) described and provided for in the Company’s prospectus, dated [    ], 2020 (the “Prospectus”), hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as subscription agent for the offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), on the terms and subject to the conditions set forth in the Prospectus, the Rights to subscribe for the number of shares of Common Stock specified below as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby.

Box 1. [     ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [     ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	Number of Shares to Purchase		Estimated Subscription Price		Payment
Primary Subscription Right		×	$4.52	=		Line 1

You are entitled to subscribe for one share for every one right you hold.
Over-Subscription Privilege		×	$4.52	=		Line 2

Stockholders of record as of 5:00 p.m. New York City time on September 4, 2020 may only exercise the over-subscription privilege if their primary subscription right is exercised in full. The over-subscription privilege is not limited by the number of rights you hold, but issuance is subject to the limitations described in the Prospectus and subject to allotment.

Total Payment Required $
(Sum of Lines 1 & 2; must equal total amounts in Box 3)

Box 3. [     ] Payment in the following amount is enclosed $____________.

Box 4. [     ] Please deduct payment from the following account maintained by you as follows:

Type of Account	Account Number

Amount to be deducted: $____________.

[Certification continues on the following page]

Name of Nominee Holder	DTC Participant Number

By:
DTC Subscription Confirmation Number

Name:
Title:
Phone Number:
Fax Number:

Signature	Date